Exhibit 99.1

Predictive Oncology Announces Closing of $3.074 Million Registered Direct Offering Priced At-the-Market under Nasdaq Rules

MINNEAPOLIS, Jan. 12, 2021 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI) (“Predictive Oncology” or “the Company”), a knowledge-driven company focused on applying artificial intelligence (“AI”) to personalized medicine and drug discovery, today announced the closing of its previously announced registered direct offering of 3,650,840 shares of its common stock, at a purchase price of $0.842 per share, which was priced at-the-market under Nasdaq rules. The gross proceeds to the Company from this offering were $3.074 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. In a concurrent private placement, the Company also issued to the same investors unregistered warrants to purchase up to an aggregate of 1,825,420 shares of common stock at an exercise price of $0.80 per share.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The Company intends to use the net proceeds from the offering for working capital purposes.

The shares of common stock described above (but not the warrants or the shares of common stock underlying the warrants) were offered by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-234073), including a base prospectus previously filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2019, that became effective on December 19, 2019. A final prospectus supplement and base prospectus relating to the registered direct offering was filed with the SEC and is available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement and the accompanying base prospectus may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and the underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Predictive Oncology Inc.

Predictive Oncology (NASDAQ: POAI) operates through three segments (Skyline, Helomics and Soluble Biotech), which contain four subsidiaries: Helomics, TumorGenesis, Skyline Medical and Soluble Biotech.

Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. TumorGenesis Inc. specializes in media that help cancer cells grow and retain their DNA/RNA and proteomic signatures, providing researchers with a tool to expand and study cancer cell types found in tumors of the blood and organ systems of all mammals, including humans. Skyline Medical markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. Soluble Biotech is a provider of soluble and stable formulations for proteins including vaccines, antibodies, large and small proteins and protein complexes. For more information, please visit www.predictive-oncology.com.

Forward-looking Statements

Certain of the matters discussed in this press release contain forward-looking statements that involve material risks to and uncertainties in the Company’s business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include: market and other conditions and the intended use of net proceeds from the registered direct offering, a variety of other risks and uncertainties including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations Contact:

Landon Capital
Keith Pinder
(404) 995-6671
kpinder@landoncapital.net